UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     August 15, 2005
LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:     (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 15, 2005, Lance, Inc. (the “Company”) borrowed $14 million under its existing $60 million unsecured revolving credit facility. Prior to the borrowing, the Company had no outstanding balances on the revolving credit facility. The Company intends to use the proceeds from the borrowing, along with cash on hand, to repay all amounts outstanding under its Cdn $50 million term loan due August 16, 2005.
     A brief description of the material terms of the revolving credit facility is set forth on pages 19, 38 and 39 of the Company’s Annual Report of Form 10-K for the fiscal year ended December 25, 2004, which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the complete terms and conditions of the revolving credit facility, as established under the Second Amended and Restated Credit Agreement, dated as of February 8, 2002 (the “Credit Agreement”), among the Company, Lanfin Investments Inc., Bank of America, N.A., as Administrative Agent, and the other parties named therein. A copy of the Credit Agreement is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the thirteen weeks ended March 30, 2002.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.

Date: August 17, 2005	By:	/s/ David V. Singer

David V. Singer President and Chief Executive Officer